UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 28, 2013

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, the Board of Directors (the “Board”) of First Federal Bancshares of Arkansas, Inc. (the “Company”), and its wholly-owned subsidiary, First Federal Bank (the “Bank”), announced the election of Christopher M. Wewers as President and Chief Executive Officer, effective June 30, 2013, and in the case of his role as CEO of the Company, upon the prior non-objection of the Federal Reserve Bank, the Company’s primary regulator. Mr. Wewers currently serves as President and Chief Operating Officer of the Company and Bank.

In connection with his appointment, Mr. Wewers’ annual base salary will be increased from $220,000 to $250,000. Mr. Wewers will also receive a restricted stock grant of 30,000 shares in connection with his appointment that will vest seven years from the date of the grant.

Following the transition, W. Dabbs Cavin will remain on the Board of Directors of the Company and Bank, and serve as Executive Vice Chairman.

Any information regarding Mr. Wewers required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2012, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ W. Dabbs Cavin
Name:	W. Dabbs Cavin
Title:	Chief Executive Officer

Date:  March 28, 2013